Exhibit 99.1

Coty Announces Strategic Transformation and Definitive Agreement with KKR on Wella

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Partnership with KKR delivers immediate deleveraging via $1 billion direct investment and $2.5 billion net cash proceeds from Wella transaction, lowering Coty’s net debt/adjusted EBITDA from ~5.6x to ~4.5x on a pro forma basis

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Simplified portfolio enables focused leadership of Coty on Prestige and Mass Beauty with increased cost competitiveness. Retaining a 40% stake in Wella allows Coty’s shareholders to benefit from the growth opportunities for Wella’s business and its long-term value creation

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With the founder of the modern Coty, Chairman Peter Harf, assuming the additional role of Chief Executive Officer, and the creation of a three-person Executive Committee, Coty expects to execute with greater accountability, less bureaucracy and higher speed, allowing the company to rebuild its competitive position

NEW YORK – June 1, 2020 – Coty Inc. (NYSE: COTY) today announced the signing of a definitive agreement with KKR as part of a strategic transformation that will deleverage its balance sheet, streamline its operations and strengthen its leadership team.

Strategic Relationship with KKR

Under the definitive agreement announced today, Coty and KKR have entered into a strategic transaction for Coty’s Professional and Retail Hair business, including the Wella, Clairol, OPI and ghd brands (together, “Wella”), valuing the businesses at $4.3 billion on a cash- and debt-free basis. KKR will own 60% of this separately managed entity and Coty will own the remaining 40%. As previously announced, KKR is investing $1 billion directly into Coty through the issuance of convertible preferred shares.

The investment from KKR brings significant benefits to Coty:

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The additional liquidity, via the $1 billion convertible issuance coupled with the anticipated $2.5 billion in net cash proceeds at the closing of the Wella deal, improve Coty’s leverage profile, providing the company with the flexibility to navigate through the current challenges and continue investing in its brands.

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KKR is committed to bringing meaningful resources to Coty from day one, including adding one of the firm’s most experienced investors to Coty’s Board, Johannes Huth, Partner and Head of KKR EMEA. KKR will also nominate a second Board member in the near term.

Simplified Portfolio and Cost Competitiveness

The sale of a majority interest in the Professional and Retail Hair business simplifies Coty’s portfolio and will allow Coty to focus on its core Prestige and Mass Beauty businesses:

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Prestige: Coty will reinforce its leadership positions through innovation in fragrances and adjacent categories, a focus on the premium end of its portfolio, and the e-commerce development of the Prestige Beauty franchise, which encompasses iconic brands, such as Calvin Klein, Hugo Boss, Burberry, and Gucci, as well as the recent addition of Kylie Beauty, with its direct to consumer business model and 178 million followers on Instagram.

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Mass Beauty: Coty will reinvest in its power brands in priority markets to improve business fundamentals and expand its omni-channel presence. Key brands include Sally Hansen, Rimmel, CoverGirl, and Max Factor.

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Cost leadership: Excluding the Wella business, Coty is targeting a net reduction in fixed costs of approximately $600 million in cash over the next 3 years, equating to 25% of its pro forma fixed cost base. The one-off costs associated with this program are estimated at $500 million.

Taken together, these measures will drive strong financial improvement at Coty through FY23, with the company continuing to expect adjusted operating margins in the mid-teens and leverage of below 4x.

In FY19, Coty’s pro forma net revenues would have been $5.9 billion, composed of 55% Prestige Beauty and 45% Mass Beauty. Geographically, the pro forma portfolio would have been 49% driven by EMEA, 38% Americas, and 13% Asia Pacific.

Coty’s pro forma FY19 EBITDA would have been $1 billion. Taking into account approximately $160 million of stranded costs from the Professional and Retail Hair carve-out, this would become $840 million.

Leadership Changes Will Instill Urgency and Deliver Results

The founder of today‘s Coty, Chairman Peter Harf, will assume the additional role of Chief Executive Officer. Harf is an entrepreneur and builder of world-class businesses. He is Founder and Managing Partner of JAB Investors, an investment firm with more than $100 billion of assets under management. He has extensive industry experience, including through his previous roles as Chairman and CEO of Benckiser N.V. and then Deputy Chairman of Reckitt Benckiser, which he formed through the merger of Benckiser N.V. with Reckitt Coleman in 1999. While leading Benckiser, Harf built modern-day Coty and spent more than 20 years with direct executive responsibility for the business, as Chief Executive from 1990-2001 and then Chairman until 2011, during which time Coty again became an independent company with almost 14 times revenue growth. Harf has also served as Chairman of AB InBev.

The creation of a three-person Executive Committee will allow the company to increase the speed of its decision making and execution and create clear accountability for improved performance. Besides Harf, members of the Executive Committee will be Coty’s Chief Operating Officer and Chief Financial Officer, Pierre-André Terisse, and Gordon von Bretten, who joined Coty last week as the company’s first-ever Chief Transformation Officer (“CTO”).

Von Bretten, who joins from KKR Capstone, will draw on his 25 years of experience in transforming businesses to accelerate the pace of change at Coty. He will oversee the ‘All-In To Win’ transformation agenda. The new Executive Committee will make sure that Coty takes the right steps towards becoming a more profitable business and delivering on its commitments. It will set clear priorities and hold itself and the Coty organization accountable to drive improvements across the business.

Coty‘s senior management team will consist of the members of the Executive Committee and the following business leaders: Edgar Huber, Chief Commercial Officer; Simona Cattaneo, President Luxury Brands; Richard Jones, Chief Supply Officer and head of Research and Development; Pascal Baltussen, Chief Global Procurement Officer; Laurent Mercier, Deputy Chief Financial Officer; Kristin Blazewicz, Chief Legal Officer; and Anne Jaeckin, newly appointed to the position of Chief Human Resources Officer.

As previously announced, Pierre Laubies stepped down as Chief Executive Officer on May 31, 2020. Given the new management structure, Pierre Denis will not take up an executive position with the company and has stepped down from its Board. He will remain a Senior Advisor, allowing Coty to leverage his extensive knowledge and experience in the luxury industry.

Harf commented: “I’ve known Coty for a long time and there is a lot of potential within this company. I’m delighted to return to an active leadership role. We are all energized by the task ahead – to lead Coty to the best it can be. Further, in KKR, we have a world-renowned investor that will work alongside us in transforming Coty.”

Huth added: “We are excited about our future collaboration with Peter Harf and the team at Coty. The company has tremendous potential and this transaction will position the business to deliver long-term value creation. Coty and Wella alike are going to benefit significantly from the transformation journey ahead.”

Transaction Summary and Financial Impact

KKR is making a $1 billion investment into Coty via convertible preferred shares. These shares carry a coupon of 9% and will be convertible into Coty shares at $6.24, equating to a 20% premium to Coty’s closing stock price on May 8, 2020 of $5.20, the last trading day before entry into the investment agreement. The initial $750 million of this investment was completed on May 26, 2020, with the remaining $250 million expected to be completed in the next two months. Assuming full conversion, JAB will remain Coty’s largest shareholder, with 50% ownership in the company. KKR will be the second largest shareholder, with a 17% stake.

KKR’s majority investment in Wella values the business at $4.3 billion on a cash- and debt- free basis. This equates to 12.3x FY19 adjusted EBITDA of ~$350 million on a fully-allocated basis, which includes approximately $160 million of central costs which will not transfer as part of the transaction.

At the closing of the deal, expected in the next six to nine months, the Wella business is anticipated to issue approximately $1 billion of debt and distribute the proceeds to its respective shareholders. This will result in total net cash proceeds to Coty of approximately $2.5 billion, including $2.6 billion relating to 60% of Wella’s enterprise value and $0.4 billion from the dividend distribution, net of $0.2 billion relating to debt items and $0.3 billion of tax and transaction fees.

Based on Coty’s FY19 results ended June 30, 2019, this two-pronged transaction lowers Coty’s net debt/adjusted EBITDA leverage from ~5.6x to ~4.5x on a pro forma basis, adding meaningful stability.

Conference Call

Coty Inc. will host a conference call at 9:00 a.m. (ET) today, June 1, 2020 to discuss this announcement. The dial-in number for the call is (866) 834-4311 in the U.S. or (720) 405-2213 internationally (conference passcode number: 2991296). The live audio webcast, presentation slides and a replay of the call will be available at http://investors.coty.com.

About Coty Inc.

Coty is one of the world’s largest beauty companies with an iconic portfolio of brands across fragrance, color cosmetics, hair color and styling, and skin and body care. Coty is the global leader in fragrance, a strong number two in professional hair color & styling, and number three in color cosmetics. Coty’s products are sold in over 150 countries around the world. Coty and its brands are committed to a range of social causes as well as seeking to minimize its impact on the environment. For additional information about Coty Inc., please visit www.coty.com.

Forward Looking Statements

Certain statements in this Earnings Release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, the impact of COVID-19, the Company’s turnaround plan announced on July 1, 2019 (including the cost reduction program announced on May 11, 2020, the “Turnaround Plan”), strategic planning, targets, segment reporting and outlook for future reporting periods (including the extent and timing of revenue, expense and profit trends and changes in operating cash flows and cash flows from operating activities and investing activities), the strategic review of its Professional Beauty business, associated consumer hair and nail brands and Brazilian operations and any transaction related thereto, including the strategic partnership with KKR (the “Strategic Review”), including timing of such Strategic Review and any transaction and the use of proceeds from any such transaction, the issuance of preferred shares to KKR, its future operations and strategy, ongoing and future cost efficiency and restructuring initiatives and programs, strategic transactions (including their expected timing and impact), investments, licenses and portfolio changes, synergies, savings, performance, cost, timing and integration of acquisitions (including the strategic partnership with Kylie Jenner), future cash flows, liquidity and borrowing capacity, the availability of local government funding or reimbursement programs in connection with COVID-19 (including expected timing and amounts), timing and size of cash outflows and debt deleveraging, the timing and terms of equity financing transactions, the performance of launches or relaunches, the timing and impact of current or future destocking or shelf spaces losses, impact and timing of supply chain disruptions and the resolution thereof, timing and extent of any future impairments, and synergies, savings, impact, cost, timing and implementation of the Company’s Turnaround Plan, including operational and organizational structure changes, segment reporting changes, operational execution and simplification initiatives, the move of the Company’s headquarters, and the priorities of senior management. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “are going to”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “temporary”, “target”, “aim”, “potential”, “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that we consider reasonable, but are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual events or results (including our financial condition, results of operations, cash flows and prospects) to differ materially from such statements, including risks and uncertainties relating to:

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the impact of COVID-19, including demand for the Company’s products, illness, quarantines, government actions, facility closures, store closures or other restrictions in connection with the COVID-19 pandemic, and the extent and duration thereof, related impact on our ability to meet customer needs and on the ability of third parties on which the Company relies, including its suppliers, customers, contract manufacturers, distributors, contractors, commercial banks, joint- venture partners, to meet their obligations to the Company, in particular, collections from customers, the extent that government funding and reimbursement programs in connection with COVID-19 are available to the Company, and the ability to successfully implement measures to respond to such impacts;

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the Company’s ability to successfully implement its multi-year Turnaround Plan, including its management headquarters relocation, management realignment, reporting structure changes, and segment reporting changes and the expansion of such plan to further reduce the Company’s cost base, and to develop and achieve its global business strategies (including mix management, select price increases, more disciplined promotions, and foregoing low value sales), compete effectively in the beauty industry and achieve the benefits contemplated by its strategic initiatives (including revenue growth, cost control, gross margin growth and debt deleveraging) within the expected time frame or at all;

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the result of the Strategic Review and whether such Strategic Review will result in any transactions (whether relating to all or part of the businesses in scope of the review), the timing, costs and impacts of any such transactions or divestitures, and the amount and use of proceeds from any such transactions;

•	the issuance of preferred shares to KKR;

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the Company’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly, and the market acceptance of new products, including new products related to Kylie Jenner’s existing beauty business, any relaunched or rebranded products and the anticipated costs and discounting associated with such relaunches and rebrands, and consumer receptiveness to its current and future marketing philosophy and consumer engagement activities (including digital marketing and media);

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use of estimates and assumptions in preparing the Company’s financial statements, including with regard to revenue recognition, income taxes, the assessment of goodwill, other intangible assets and long-lived assets for impairment, the market value of inventory, and the fair value of assets and liabilities associated with acquisitions or divestitures;

•	the impact of any future impairments;

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managerial, transformational, operational, regulatory, legal and financial risks, including diversion of management attention to and management of cash flows, expenses and costs associated with the Company’s response to COVID-19, the Turnaround Plan, the Strategic Review and any related transaction, including divestiture, the integration of the strategic partnership with Kylie Jenner, and future strategic initiatives, and, in particular, the Company’s ability to manage and execute many initiatives simultaneously including any resulting complexity, employee attrition or diversion of resources;

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future divestitures and the impact thereof on, and future acquisitions, new licenses and joint ventures and the integration thereof with the Company’s business, operations, systems, financial data and culture and the ability to realize synergies, avoid future supply chain and other business disruptions, reduce costs (including through its cash efficiency initiatives), avoid liabilities and realize potential efficiencies and benefits (including through its restructuring initiatives) at the levels and at the costs and within the time frames contemplated or at all;

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increased competition, consolidation among retailers, shifts in consumers’ preferred distribution and marketing channels (including to digital and luxury channels), distribution and shelf-space resets or reductions, compression of go-to-market cycles, changes in product and marketing requirements by retailers, reductions in retailer inventory levels and order lead- times or changes in purchasing patterns, impact from COVID-19 on retail revenues, and other changes in the retail, e- commerce and wholesale environment in which the Company does business and sells its products and the Company’s ability to respond to such changes;

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the Company and its joint ventures’, business partners’ and licensors’ abilities to obtain, maintain and protect the intellectual property used in its and their respective businesses, protect its and their respective reputations (including those of its and their executives or influencers), public goodwill, and defend claims by third parties for infringement of intellectual property rights;

•	any change to the Company’s capital allocation and/or cash management priorities, including any change in the Company’s stock dividend reinvestment program and dividend policy;

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any unanticipated problems, liabilities or integration or other challenges associated with a past or future acquired business, joint ventures or strategic partnerships which could result in increased risk or new, unanticipated or unknown liabilities, including with respect to environmental, competition and other regulatory, compliance or legal matters;

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the Company’s international operations and joint ventures, including enforceability and effectiveness of its joint venture agreements and reputational, compliance, regulatory, economic and foreign political risks, including difficulties and costs associated with maintaining compliance with a broad variety of complex local and international regulations;

•	our dependence on certain licenses (especially in the fragrance category) and the Company’s ability to renew expiring licenses on favorable terms or at all;

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the Company’s dependence on entities performing outsourced functions, including outsourcing of distribution functions, and third-party manufacturers, logistics and supply chain suppliers, and other suppliers, including third-party software providers;

•	administrative, product development and other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts;

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global political and/or economic uncertainties, disruptions or major regulatory or policy changes, and/or the enforcement thereof that affect the Company’s business, financial performance, operations or products, including the impact of Brexit (and business or market disruption arising from a “hard Brexit”), the current U.S. administration, changes in the U.S. tax code, and recent changes and future changes in tariffs, retaliatory or trade protection measures, trade policies and other international trade regulations in the U.S., the European Union and Asia and in other regions where the Company operates;

•	currency exchange rate volatility and currency devaluation;

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the number, type, outcomes (by judgment, order or settlement) and costs of current or future legal, compliance, tax, regulatory or administrative proceedings, investigations and/or litigation, including litigation relating to the tender offer by Cottage Holdco B.V. (the “Cottage Tender Offer”);

•	the Company’s ability to manage seasonal factors and other variability and to anticipate future business trends and needs;

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disruptions in operations, sales and in other areas, including due to disruptions in our supply chain, restructurings and other business alignment activities, the move of the Company’s headquarters to Amsterdam, implementation of the Strategic Review, manufacturing or information technology systems, labor disputes, extreme weather and natural disasters, impact from COVID-19 and the impact of such disruptions on the Company’s ability to generate profits, stabilize or grow revenues or cash flows, comply with its contractual obligations and accurately forecast demand and supply needs and/or future results;

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restrictions imposed on the Company through its license agreements, credit facilities and senior unsecured bonds or other material contracts, its ability to generate cash flow to repay, refinance or recapitalize debt and otherwise comply with its debt instruments, and changes in the manner in which the Company finances its debt and future capital needs;

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increasing dependency on information technology, including as a result of remote working in response to COVID-19, and the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, costs and timing of implementation and effectiveness of any upgrades or other changes to information technology systems, and the cost of compliance or the Company’s failure to comply with any privacy or data security laws (including the European Union General Data Protection Regulation and the California Consumer Privacy Act) or to protect against theft of customer, employee and corporate sensitive information;

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the Company’s ability to attract and retain key personnel and the impact of senior management transitions and organizational structure changes, including the co-location of key business leaders and functions in Amsterdam;

•	the distribution and sale by third parties of counterfeit and/or gray market versions of the Company’s products;

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the impact of the Cottage Tender Offer and of the Turnaround Plan, and the Strategic Review and any related transactions, on the Company’s relationships with key customers and suppliers and certain material contracts;

•	the Company’s relationship with Cottage Holdco B.V., as the Company’s majority stockholder, and its affiliates, and any related conflicts of interest or litigation;

•	future sales of a significant number of shares by the Company’s majority stockholder or the perception that such sales could occur; and

•	other factors described elsewhere in this document and in documents that the Company files with the SEC from time to time.

When used herein, the term “includes” and “including” means, unless the context otherwise indicates, “including without limitation”. More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and other periodic reports the Company has filed and may file with the SEC from time to time.

All forward-looking statements made in this release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this release, and the Company does not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.

Investor Relations

Olga Levinzon, +1 212 389-7733

olga levinzon@cotyinc.com

Media Relations

The One Nine Three Group for Coty

Zach Siegel: zach@the193.com

Lisa Kessler - Coty, +1 917 348-3373

lisa kessler@cotyinc.com

Arnaud Leblin – Coty , +33 1 58 71 72 00

arnaud leblin@cotyinc.com

Non-GAAP Financial Measures

In this release, Coty presents certain non-GAAP financial measures that we believe enable management and investors to analyze and compare the underlying business results from period to period, including constant currency, organic like-for-like (LFL) and adjusted metrics, as well as adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), net debt, free cash flow and immediate liquidity Constant currency information compares results between periods as if exchange rates had remained constant period-over-period, with the current period’s results calculated at the prior-year period’s rates. The term “like-for-like” describes the Coty’s core operating performance, excluding the financial impact of (i) acquired brands or businesses in the current year period until Coty has twelve months of comparable financial results, (ii) divested brands or businesses or early terminated brands , generally, in the prior year non-comparable periods, to maintain comparable financial results with the current fiscal year period and (iii) foreign currency exchange translations to the extent applicable. Adjusted metrics exclude nonrecurring items, purchase price accounting related amortization, acquisition-related costs, restructuring costs and certain other information as noted within this presentation. Free cash flow is defined as net cash provided by operating activities, less capital expenditures, and net debt is defined as total debt less cash and cash equivalents. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. To the extent that Coty provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward- looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, amortization expenses, adjustments to inventory, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. Reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures are contained in the press release attached as Exhibit 99.1 to the Form 8-K filed with the SEC on May 11, 2020.